Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 15, 2025, with respect to the consolidated financial statements of Recon Technology, Ltd. and its subsidiaries, for the years ended June 30, 2025 and 2024 in this Registration Statement on Form F-3 and the related Prospectus of Recon Technology, Ltd. filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

December 31, 2025

PCAOB ID #6907